UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

February 21, 2024 (February 16, 2024)

Akili, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40558	92-3654772
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

71 Commercial Street, Mailbox 312,
Boston MA	02109
(Address of Principal Executive Offices)	(Zip Code)

(617) 313-8853

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	AKLI	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On and effective February 16, 2024, the Board of Directors (the “Board”) of Akili, Inc. (the “Company”) appointed John Spinale to the Board as a Class I director, to serve until the Company’s annual meeting of stockholders held in 2026 or until his successor is duly elected and qualified. Mr. Spinale was also appointed to serve as a member of the Audit Committee of the Board (the “Audit Committee”).

The Board determined that Mr. Spinale is an “independent director” in accordance with applicable rules of the Securities and Exchange Act of 1934, as amended, and the listing standards of the Nasdaq Capital Market. Following Mr. Spinale’s appointment to the Board, the Board has a majority of “independent directors,” and the Audit Committee consists of three independent directors with Mary Hentges (Chair), William “BJ” Jones, Jr., and Mr. Spinale.

As a non-employee director, Mr. Spinale is eligible for cash and equity compensation for his service on the Board as detailed in the Company’s Non-Employee Director Compensation Policy (as amended on August 2, 2023, the “Director Compensation Policy”). This includes a $40,000 annual cash retainer for service on the Board and an additional $10,000 annual cash retainer for service on the Audit Committee, each paid monthly in arrears and prorated for service. For equity compensation, Mr. Spinale will receive an initial grant of stock options to purchase up to 44,000 shares of common stock of the Company and will be eligible to receive an annual grant of stock options, subject to the vesting terms and other conditions in the Director Compensation Policy. The foregoing description of Mr. Spinale’s eligibility for director compensation does not purport to be complete and is qualified in its entirety by reference to the Director Compensation Policy, a copy of which was filed as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”) on November 9, 2023.

Mr. Spinale and the Company also entered into an indemnification agreement requiring the Company to indemnify him to the fullest extent permitted under Delaware law with respect to his service as a director. The indemnification agreement is in the form entered into with the Company’s other directors, a copy of which was filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on August 23, 2022.

There are no transactions between Mr. Spinale and the Company that would be reportable under Item 404(a) of Regulation S-K. Mr. Spinale was not appointed pursuant to any arrangements or understandings with any persons pursuant to which he was selected as a director.

Item 7.01	Regulation FD Disclosure.

On February 21, 2024, the Company issued a press release entitled “Akili Announces Release Date for Fourth Quarter and Full Year 2023 Financial Results, Provides Investor Communications and Board and Corporate Governance Updates.” A copy of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

No.	Description of Exhibit

99.1	Press Release Issued by Akili, Inc. on February 21, 2024

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Akili, Inc.

By:	/s/ Matthew Franklin
Name:	Matthew Franklin
Title:	President and Chief Executive Officer

Date: February 21, 2024